UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 26, 2024

NeuBase Therapeutics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35963	46-5622433
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Technology Drive, Pittsburgh, PA	15219
(Address of Principal Executive Offices)	(Zip Code)

(412) 763-3350
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NBSE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on June 28, 2023, NeuBase Therapeutics, Inc. (the “Company”) entered into that certain Securities Purchase Agreement with an institutional investor (the “Warrant Holder”), pursuant to which, among other things, the Company issued to the Warrant Holder in a private placement on June 30, 2023: (i) a Series A Common Stock Purchase Warrant (the “PIPE Series A Warrant”) to purchase 1,366,829 shares of common stock (the “Common Stock”), and (ii) a Series B Common Stock Purchase Warrant to purchase 1,366,829 shares of Common Stock (the “PIPE Series B Warrant”). As also previously disclosed, on June 28, 2023, the Company entered into that certain Securities Purchase Agreement, by and between the Company and the Warrant Holder, pursuant to which, among other things, the Company issued to the Warrant Holder in a private placement conducted concurrently with a registered direct offering on June 30, 2023: (i) a Series A Common Stock Purchase Warrant to purchase 578,697 shares of Common Stock (such warrant, together with the PIPE Series A Warrant, the “Series A Warrants”), and (ii) a Series B Common Stock Purchase Warrant to purchase 578,697 shares of Common Stock (such warrant, together with the PIPE Series B Warrant, the “Series B Warrants”).

Also as previously disclosed, on October 17, 2023, the Company entered into an exchange agreement with the Warrant Holder (the “Exchange Agreement”) relating to the repurchase of the Series B Warrants in exchange for a cash payment of $1,250,000 and the treatment of the Series A Warrants in the event the Company executes a definitive agreement with respect to certain transactions relating to the Company.

On January 26, 2024, the Company entered into a redemption and termination agreement with the Warrant Holder (the “Agreement”), pursuant to which (i) the Company redeemed and repurchased all of the Series A Warrants in exchange for a cash payment of $1,500,000 to the Warrant Holder, which payment was made by the Company on January 26, 2024, and (ii) the Company and Warrant Holder terminated the provisions in the Exchange Agreement related to the Series A Warrants. Accordingly, the Series A Warrants are no longer outstanding.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as an exhibit to this Current Report on Form 8-K (this “Current Report”) and is incorporated by reference herein.

The representations, warranties and covenants made by the Company in the Agreement that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements. In addition, the assertions embodied in any representations, warranties and covenants contained in such agreements may be subject to qualifications with respect to knowledge and materiality different from those applicable to security holders generally. Moreover, such representations, warranties or covenants were accurate only as of the date when made, except where expressly stated otherwise. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of the Company’s affairs at any time.

This Current Report does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there by any sale of securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Redemption and Termination Agreement, dated January 26, 2024, by and between NeuBase Therapeutics, Inc. and the Warrant Holder thereto.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUBASE THERAPEUTICS, INC. (Registrant)

Date: January 26, 2024	By:	/s/ Todd P. Branning
Todd P. Branning
Chief Executive Officer and Chief Financial Officer
(Principal Executive, Financial and Accounting Officer)